                                                                    EXHIBIT 31.1

                                 CERTIFICATIONS

I, Joseph Fewer certify that:

1.   I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of
     GroGenesis, Inc.; and

2.   Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: May 14, 2015

By: /s/ Joseph Fewer
   -----------------------------------
   Joseph Fewer
   Chief Executive Officer and
   Chief Financial Officer